UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 23, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2009, Authentidate Holding Corp. (the “Company”) entered into a Standby Commitment (the “Commitment”) with an accredited investor (the “Lender”) pursuant to which the Lender agreed to purchase senior secured convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $3,000,000 (the “Total Commitment Amount”). During the 12-month commitment term, upon at least 30 days’ written notice by the Company, the Lender will purchase Convertible Debentures in the aggregate principal amount specified in such notice. In the event Convertible Debentures are sold, the Company would also issue the lender 13,333 common stock purchase warrants for each $100,000 of Convertible Debentures sold (the “Warrants”). In addition, the Company issued an additional 400,000 Warrants to the Lender in consideration of the commitment to provide the financing. The Company intends to use any proceeds resulting from the sale of the Convertible Debentures for working capital and general corporate purposes.

The Convertible Debentures will mature on the 18 month anniversary of issuance and bear interest at the rate of 10% per annum, payable quarterly in cash or shares of common stock priced at market at the Company’s option, and are convertible into shares of the Company’s common stock at a conversion price of $1.20 per share. The Convertible Debentures will be senior obligations of the Company and are secured by substantially all of the Company’s assets. The Warrants will be exercisable for five years at an exercise price equal to the conversion rate of the Convertible Debentures. If the Company closes a financing with a third party or sells certain of its assets, then it shall redeem the maximum amount of any outstanding Convertible Debentures of which the net proceeds would be sufficient to repay. In addition, if sufficient, the net proceeds from such a transaction would then be applied to reduce any then-undrawn portion of the Total Commitment Amount. Further, if such a transaction occurs while no Convertible Debentures are outstanding, the Total Commitment Amount will be reduced by the net proceeds generated from such transaction. The Company and Lender will execute more definitive documents pertaining to the Commitment as soon as practicable. However, the Lender agreed that the Commitment is a binding obligation as of the date it was executed. The Lender is an entity affiliated with Mr. Douglas Luce, who is a brother of Mr. J. David Luce, a member of the Company’s board of directors. The Convertible Debentures and Warrants will be restricted securities issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required to be disclosed pursuant to Item 2.03 of Form 8-K, the information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the issuance of Warrants to the Lender is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President
Date:	September 23, 2009

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